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EXHIBIT 16

Vocker Kristofferson and Co.
1700 S. El Camino Real, Suite 406
San Mateo, CA 94402
(650) 574-5000 * FAX (650) 574-2334
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Certified Public Accountants


November 4, 2003

mr. Steven Pontes, Managing Member
Yosemite Mortgage Fund II, LLC
414 13th Street, Suite 400
Oakland, CA 94612


Dear Steven:

We have read the Form 8-K dated October 28, 2003 related to the change of auditors and agree to the statements made in Item 4. subsections 1. and 2.


Very truly yours,


VOCKER KRISTOFFERSON AND CO.


/s/ Thomas H. Vocker

Thomas H. Vocker